Exhibit 99.1

Media Contacts:		Investor Contacts:

Merck:	Christopher Loder	Merck:	Graeme Bell
	Dir., Media Relations		Sr. Dir., Investor Relations
	(908) 423-3786		(908) 423-5185
	christopher_loder@merck.com		graeme_bell@merck.com

FoxHollow:	Robin Gaffney	FoxHollow:	Matt Ferguson
	Dir., Global Brand Strategy & Comm.		Chief Financial Officer
	(650) 421-8614		(650) 421-8449
	rgaffney@foxhollowtech.com		investorrelations@foxhollowtech.com

Merck and FoxHollow Technologies Expand

Scope of Worldwide Strategic Research Collaboration

Merck Commits More Than $100M in Funding and Acquires Stake in FoxHollow

REDWOOD CITY, C.A., and WHITEHOUSE STATION, N.J., Sept. 27, 2006 – FoxHollow Technologies, Inc. and Merck & Co., Inc., today announced that they will expand the scope of their existing strategic collaboration for atherosclerotic plaque analysis and that Merck will acquire a stake in FoxHollow with the purchase of $95 million in common stock, subject to customary closing conditions and clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act.

Under the terms of the expanded collaboration agreement, Merck will pay $40 million to FoxHollow over four years in exchange for FoxHollow’s agreement to collaborate exclusively with Merck in specified disease areas. If Merck extends the collaboration program beyond this period, to continue the exclusive collaboration arrangement, Merck would pay $10 million per year, which may be offset by potential royalty and milestone obligations.

Merck will also provide a minimum of $60 million in funding to FoxHollow over the first three years of the four year collaboration program term, for research activities to be conducted by Fox Hollow under Merck’s direction, including removal of atherosclerotic plaque from patient arteries for analysis, conduct of clinical trials and drug profiling by Merck. FoxHollow will receive milestone payments on successful development of drug products or diagnostic tests utilizing results from the collaboration, as well as royalties.

In addition, Merck will acquire newly-issued shares of FoxHollow common stock at $29.629 per share, representing approximately an eleven percent stake in the company. FoxHollow will appoint a Merck representative to the FoxHollow Board of Directors, increasing the size of the board to six members, and receive certain protective provisions.

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Novel Collaboration Enlarged

It was in September 2005 that FoxHollow and Merck announced the first pharmaceutical-medical device partnership aimed at identifying cardiovascular biomarkers for use as diagnostics and as tools for drug development.

The expanded collaboration remains focused on the analysis of atherosclerotic plaque collected from patients treated with FoxHollow’s SilverHawk™ Plaque Excision System. The scope and magnitude of these studies have substantially increased and other disease areas have now been added. Merck is using these analyses of human atherosclerotic plaque as a means of identifying novel targets to treat atherosclerosis and biomarkers to develop therapies that are in Merck’s pipeline or have been licensed from other partners.

“For the first time in any pharmaceutical company’s history, we have the ability to capture and evaluate atherosclerotic plaque from thousands of patients,” said Peter S. Kim, Ph.D., president of Merck Research Laboratories. “Our first year of collaboration with FoxHollow has given us novel insights into cardiovascular disease, and we’re very pleased to enlarge our relationship today to continue this focus on cardiovascular disease while including other important disease areas as well.”

The expanded collaboration will also enable FoxHollow to use human plaque analysis to enhance the capabilities of its NightHawk™ intravascular plaque imaging system, and accelerate its anti-restenosis drug therapy program.

“Removing and analyzing plaque from patients unlocks a tremendous amount of valuable information that informs research moving forward,” said John Simpson, Ph.D., M.D., CEO of FoxHollow. “Merck’s expertise in cardiovascular medicine makes it uniquely suited to partner with FoxHollow in this work. We are proud to be working together and welcome Merck’s input on our Board of Directors.”

“We hope our collaboration will lead to the development of novel, individualized cardiovascular therapies,” noted Richard C. Pasternak, M.D., vice president of Cardiovascular Research, Merck Research Laboratories, who has worked closely with FoxHollow in the past year. “We look forward to the expansion of what has been a most productive partnership with FoxHollow.”

His words were echoed by Duke Rohlen, FoxHollow’s president of Strategic Operations. “We are passionately committed to improving patient care through the development of innovative and effective treatments,” Rohlen added. “An essential part of that commitment is partnering our device expertise with Merck, an innovative leader in cardiovascular pharmaceutical research and development.”

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About FoxHollow Technologies, Inc.

FoxHollow Technologies, Inc. develops and markets minimally invasive plaque excision devices for the treatment of peripheral artery disease (PAD). An estimated 12 million people in the U.S. are thought to suffer from PAD, with 2.5 million patients currently diagnosed. PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain, very limited physical mobility, and limb loss. The company’s SilverHawk system is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. For more information, please visit our website at http://www.foxhollowtech.com.

FoxHollow Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding FoxHollow’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements concerning expansion of the plaque analysis collaboration and expectations regarding payments thereunder and the effect of the collaboration on the development of the NightHawk and FoxHollow’s anti-restensosis drug therapy program are forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause FoxHollow’s actual results to differ materially from the statements contained herein. These potential risks and uncertainties include the risk that the investment by Merck and the collaboration activities under the Merck agreement cannot occur due to either a failure to obtain antitrust clearance under the Hart Scott Rodino act or material adverse changes in FoxHollow’s business that result in its inability to fulfill certain closing conditions under the agreements or that future payments may not be realized due to FoxHollow’s inability to achieve certain milestones under the collaboration agreement. Other risks and uncertainties are included under the captions, “Managements’ Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” in our quarterly report on Form 10-Q as filed with the Securities and Exchange Commission on August 9, 2006, which is on file with the SEC and available on our investor relations website at http://investor.foxhollowtech.com and on the SEC’s website at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. FoxHollow undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck currently discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.

Merck Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2005, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.

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